                                                                                     Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report  dated March 1, 2011 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Kinder Morgan, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 10, 2011